Exhibit 10.34

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [                        ], 2009 (this “Assignment and Assumption Agreement”), between STR Holdings LLC, a Delaware limited liability company (“Predecessor LLC”) and STR Holdings (New) LLC, a Delaware limited liability company (“New LLC” and together with any corporate successor to New LLC by way of conversion, “Newco”).

W I T N E S S E T H:

WHEREAS, Predecessor LLC will file a Certificate of Cancellation and liquidate pursuant to the Plan of Complete Liquidation and Dissolution, dated as of [          ] [    ], 2009 (the “Liquidation and Dissolution”).

WHEREAS, New LLC has entered into the Agreement and Plan of Merger, by and among Specialized Technology Resources, Inc. (“STR”), New LLC and STR Merger, Inc., dated as of [          ], 2009 (the “Merger Agreement”), whereby New LLC will become a wholly-owned subsidiary of STR.

WHEREAS, Predecessor LLC is party as “Holdings” to the First Lien Credit Agreement, dated as of June 15, 2007, among STR, the Lenders party thereto and Credit Suisse, as Administrative Agent and to the Second Lien Credit Agreement, dated as of June 15, 2007, among STR, the Lenders party thereto and Credit Suisse, as Administrative Agent (collectively, the “Credit Agreements”).

WHEREAS, immediately prior to the Liquidation and Dissolution (the “Effective Time”), Predecessor LLC shall assign all of its rights, title, interest and obligations under each “Loan Document” (as such term is defined under each Credit Agreement, collectively the “Loan Documents”) to Newco, subject to the terms and conditions of this Assignment and Assumption Agreement.

WHEREAS, in accordance with the terms of this Assignment and Assumption Agreement, Predecessor LLC and Newco have agreed to provide for (a) such assignment from Predecessor LLC to Newco of the Loan Documents from and after the Effective Time, and (b) the acceptance by Newco of such assignment and the assumption by Newco of (i) all obligations to be performed by Predecessor under the Loan Documents on and after the Effective Time and (ii) the assumed liabilities related to the Loan Documents (the “Assumed Liabilities”).

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                       Assignment.  Predecessor LLC hereby assigns, transfers and conveys to Newco, to the extent that such are legally assignable and any necessary consents to assignment have been obtained, all of Predecessor LLC’s right, title and interest in, under and to the Loan Documents from and after the Effective Time.

2.                                       Acceptance and Assumption.  Newco hereby (a) accepts the assignment, transfer and conveyance, to the extent that such are legally assignable and necessary consents to assignment have been obtained, of Predecessor LLC’s right, title and interests in, under and to the Loan Documents; (b) assumes, undertakes and agrees, subject to valid claims and defenses, to pay, satisfy, perform or discharge in accordance with the terms thereof all obligations and liabilities of any kind arising out of, or required to be performed under, such assigned Loan Documents from and after the Effective Time; and (c) assumes, undertakes and agrees to pay, satisfy, perform or discharge in accordance with the terms thereof all of the Loan Documents and all obligations and liabilities of any kind arising out of Newco’s assumption of the Assumed Liabilities.

3.                                       Parties in Interest.  This Assignment and Assumption Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.                                       Counterparts.  This Assignment and Assumption Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, and all of which together shall constitute one and the same instrument.

5.                                       Governing Law.  This Assignment and Assumption Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York as applied to contracts made and performed entirely in such State.

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement on the date first written above.

STR HOLDINGS LLC

By:
	Name:	Barry A. Morris
	Title:	Executive Vice President and Chief Financial Officer

STR HOLDINGS (NEW) LLC

By:
	Name:	Barry A. Morris
	Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT]